Exhibit 10.4

Futures Customer Agreement

This Futures Customer Agreement (“Agreement”) between BNY Mellon Clearing, LLC (“BNYM Clearing”) and the customer named below (“Customer”) shall govern the purchase and sale of futures contracts, options on futures contracts, or over-the-counter derivative products cleared through any derivatives clearing organization or other organized clearing house (the above instruments referred to collectively as “Contracts”) for the account and risk of Customer through one or more accounts carried by BNYM Clearing or its affiliates on behalf and in the name of Customer (collectively, the “Account”).

1.	Applicable Law.

The Account and all transactions and agreements in respect of the Account shall be subject to all applicable governmental, exchange, clearinghouse, and self-regulatory agency statutes, rules, regulations and interpretations and custom and usage of the trade. All such statutes, rules, regulations, interpretations, custom and usage are hereinafter collectively referred to as “Applicable Law.” Provisions contained in and remedies provided by this Agreement which are in addition to or more expansive than any provisions contained in or remedies provided by any other agreement with Customer (including, without limitation, provisions or remedies that cover the same subject matter) shall not be deemed to be in conflict with each other, and all such provisions and remedies shall be applicable and available. Neither BNYM Clearing nor any of its officers, directors, employees or agents shall be liable as a result of any act taken or failed to be taken by BNYM Clearing or its agents, reasonably and in good faith, to comply with Applicable Law.

2.	Customer’s Representations and Warranties.

Customer represents, warrants and covenants that (a) (i) Customer has full right, power and authority to enter into this Agreement and transactions in Contracts, and the person executing this Agreement on behalf of Customer is authorized to do so; (ii) this Agreement and such Contracts are binding on Customer and enforceable against Customer in accordance with their terms; (iii) Customer may lawfully establish and open the Account for the purpose of effecting purchases and sales of Contracts through BNYM Clearing; (iv) Customer has determined that trading in futures contracts is appropriate for Customer, and transactions entered into pursuant to this Agreement will not violate Applicable Law (or any other law or regulation) to which Customer is subject or any agreement to which Customer is subject or a party; (v) all information provided by Customer in or in connection with the Account Application preceding this Agreement (which Application and information is hereby incorporated into this Agreement) is true and correct and Customer shall promptly (and in no event later than within one business day) notify BNYM Clearing of any material change in such information; (vi) Customer understands that, except as otherwise specifically agreed, BNYM Clearing acts as agent, and not as principal, in the execution of futures contracts; (vii) except as disclosed in writing to BNYM Clearing, Customer is acting solely as principal and not as agent for any other party and no other person has any interest in Customer’s Account; (viii) Customer is in compliance with Applicable Law in relation to the transactions contemplated by this Agreement including, to the extent applicable, all laws and regulations applicable to pension plans, investment companies, commodity pools or other forms of collective investment vehicles; and (ix) Customer is an “eligible contract participant” as such term is defined in Section 1a(12) of the Commodity Exchange Act, as amended.

3.	Payment Obligations of Customer.

Customer will immediately upon demand pay BNYM Clearing (a) all brokerage charges, give-up fees, commissions and service fees as BNYM Clearing may from time to time charge; (b) all contract market, clearinghouse, NFA or clearing member fees or charges or any other regulatory fees and service charges incurred with respect to each transaction; (c) any tax imposed on such transactions by any competent taxing authority; (d) the amount of any trading losses in the Account; (e) any debit balance or deficiency in the Account; (f) any obligation of Customer to BNYM Clearing incurred in respect of a trade executed in connection herewith; (g) interest on any debit balances or deficiencies in the Account, at the overnight rate customarily charged by BNYM Clearing, together with costs and reasonable attorneys’ fees incurred in collecting any such debit balance or deficiency; and (h) any other amounts owed by Customer to BNYM Clearing with respect to the Account or any transactions therein.

4.	Events of Default; BNYM Clearing’s Remedies.

(a)

Events of Default. As used herein, each of the following shall be an “Event of Default”: (i) Customer shall be dissolved or in any other way terminated; (ii) Customer shall fail timely to deposit or maintain initial or original margin or make timely payment of additional or variation margin or fail to pay for shares of stock, other securities or commodities arising from Customer taking delivery on Contracts; (iii) Customer shall fail to pay the premium on any option purchased by Customer; (iv) the commencement of a case or other proceeding with respect to a Customer under any Federal or state bankruptcy, insolvency, or reorganization law (or, if Customer is a trust, its trustee or sponsor); the continuation of any such case or proceeding, or such case or proceeding remaining pending; the filing of a petition or similar request for the appointment of a receiver, a trustee, a conservator or any other or similar administrator or official by or against Customer (or, if Customer is a trust, its trustee or sponsor); the appointment of any receiver, trustee, conservator, administrator or other similar official (including the Federal Deposit Insurance Corporation) with regard to any Customer or any of its assets; the continuation or any such receivership, trusteeship, conservatorship or other similar proceeding, or any such receivership, trusteeship, conservatorship or other similar proceeding remaining pending; an assignment made by Customer for the benefit of creditors; an admission in writing by Customer that it is insolvent or unable to pay its debts when due, or the failure to pay debts when due; the dissolution or termination of Customer (or, if Customer is a trust, its trustee or sponsor); the commencement of dissolution proceedings with respect to Customer; the suspension by Customer of its usual business or any material portion of such usual business; (any of which, a “Bankruptcy”) or any material adverse change in Customer’s financial condition or net asset value; (v) the filing by Customer with any governmental body of a notice of intent to dissolve or terminate; the receipt of a notice of intent to terminate Customer from a governmental agency or body; or (if the Customer is an employee benefit plan) the inability of Customer to pay benefits under the relevant plan when due; (v) BNYM Clearing shall determine, in its sole and absolute discretion, that the risk in the Customer Account must be reduced for the protection of BNYM Clearing; (vi) Customer’s Account shall incur a deficit balance; (vii) BNYM Clearing shall determine that any material representation or warranty made by Customer to BNYM Clearing is untrue or inaccurate; (viii) if Customer is an investment company, commodity pool or other form of collective investment vehicle, proceedings for the revocation or suspension of any registration of any public offering of interests in Customer or of any person or entity required to be registered in connection with Customer’s activities have been instituted or are pending or threatened by any governmental agency or self-regulatory organization.

(b)

Remedies. Upon the occurrence of an Event of Default, BNYM Clearing may liquidate Customer’s open positions in whole or in part; by any reasonable method, including without limitation “exchange for physical”, “basis trade”, “exchange for swap” or other similar transaction and/or, sell or otherwise dispose of, realize, set off or apply any or all of the property represented by an entry on or standing to the credit of Customer’s Account or held by, to the order or under the direction or control of BNYM Clearing or any exchange or clearing organization through which transactions on Customer’s behalf are executed or cleared, buy any property for Customer’s Account, and/or cancel any outstanding orders and commitments made by BNYM Clearing on Customer’s behalf and/or reduce the risk posed by the positions in Customer’s Account by establishing long or short positions in any other product in any other market. Without prejudice to the foregoing, BNYM Clearing shall have (to the greatest extent permitted by applicable law) all of the rights of a secured party with respect to the property referred to above, and any rights, powers and remedies provided herein shall operate as a variation and extension of any statutory power of sale, application or realization available to BNYM Clearing as a secured party. All purchases or sales pursuant to this Section 4 may be effected in public or private transactions in whatever manner and with whichever party BNYM Clearing deems appropriate and at such price(s) as BNYM Clearing may deem satisfactory. In the event BNYM Clearing’s position would not be jeopardized thereby, BNYM Clearing will make reasonable efforts under the circumstances to notify Customer prior to taking any such action, except that Customer agrees that, if BNYM Clearing reasonably determines that its position will be jeopardized by such notice or demand, BNYM Clearing shall have the right to take any and all action pursuant to this Section 4 without any notice of default, demand for Margin (as defined in paragraph 7 herein), notice to Customer of sale or purchase, or other notice or advertisement and BNYM Clearing shall not be deemed to have breached this Agreement thereby. It is understood that a prior demand or Margin call of any kind from BNYM Clearing or prior notice from BNYM Clearing or the failure to previously enforce any provision of this Agreement shall not be considered a waiver of BNYM Clearing’s right to take any action as described herein without notice or demand and that Customer shall be liable for the payment of any deficiency remaining in each Account after any such action is taken, together with interest thereon and all costs relating to liquidation and collection (including reasonable attorneys’ fees and expenses).

(c)

Set Off Rights. If an Event of Default has occurred and is continuing, in addition to and not in limitation of any other right or remedy under this or any other agreement or applicable law, rule or regulation, BNYM Clearing will at its option have the right, at any time and from time to time, without prior notice to the Customer, to set-off any sum or obligation (whether or not arising under this Agreement) owed by the Customer to BNYM Clearing or any affiliate of BNYM Clearing against any sum or obligation (whether or not arising under this Agreement) owed by BNYM Clearing or any affiliate of BNYM Clearing (the “Original Obligation”) to the Customer and, for this purpose, may convert one currency into another at the rate of exchange determined by BNYM Clearing in good faith and in a commercially reasonable manner for the purchase of such other currency from time to time. Any such set-off will automatically satisfy and discharge the Original Obligation to the Customer and, if the Original Obligation exceeds the sum or obligation to be set-off against, the Original Obligation will be novated and replaced by an obligation to pay the Customer only the excess of the Original Obligation over such sum or obligation.

5.	Indemnification.

Customer hereby releases and shall indemnify and hold harmless BNYM Clearing, its officers, directors, employees, agents and affiliated persons for any loss, claim, damage, expense, liabilities, penalties, taxes, judgments, fines, fees, costs, proceedings, claims, actions, investigations, damages, whether the dispute or proceeding involve BNYM Clearing or not (including reasonable attorneys’ fees and expenses, reasonable accountants’ fees and expenses (collectively “Loss”) when and as incurred by, or asserted against, BNYM Clearing and such persons arising out of or in connection with, directly or indirectly, (i) this Agreement, (ii) Customer’s acts or omissions, (iii) any material breach by Customer of its obligations hereunder, (iv) the exercise or pursuit by BNYM Clearing and its affiliates of its rights or remedies hereunder, (v) the performance by BNYM Clearing of its duties hereunder; (v) any Event of Default, or (vi) any Contracts contemplated hereunder, or (vii) pursuant to authorized instructions received by BNYM Clearing from Customer or its agent, and to fully reimburse BNYM Clearing and such persons for any reasonable legal or other fees and expenses, including the cost of any investigation and preparation, when and as incurred by them in connection with any claim, action, proceeding or activities of BNYM Clearing and such persons in connection with this Agreement or Contracts contemplated hereunder, except where such Loss arises from BNYM Clearing’s gross negligence or willful misconduct after such is finally adjudicated in court and the time for appeal has expired. The rights of BNYM and its affiliates provided above shall be in addition to any other right or remedy available to BNYM and its affiliates at law, by statute or in equity or under any Applicable Laws, including without limitation the right of set off.

6.	Limitation of Liability.

BNYM Clearing shall have no responsibility or liability to Customer hereunder (i) in connection with the performance or non-performance by any exchange or market, clearinghouse, clearing firm or other third party (including floor brokers and banks) to BNYM Clearing of its obligations in respect of any Contract or other property of the Customer, in particular BNYM Clearing shall not be liable to Customer if any such third party makes an error in filling orders or fails to fill an order for Customer; (ii) as a result of any prediction, recommendation or advice made or given by a representative of BNYM Clearing whether or not made or given at the request of Customer; (iii) as a result of BNYM Clearing’s reliance on and acting upon any instruction, notice or communication that it reasonably believes to be that of an individual authorized to act on behalf of Customer; (iv) as a result of any delay in the performance or non-performance of any of BNYM Clearing’s obligations hereunder directly or indirectly caused by the occurrence of any contingency beyond the control of BNYM Clearing including, but not limited to, the unscheduled closure of an exchange or market or delays in the transmission of orders due to breakdowns or failures of transmission or communication facilities, execution, and/or trading facilities, other systems, or any other electronic trading systems, facilities or services), it being understood that BNYM Clearing shall be excused from performance of its obligations hereunder for such period of time as is reasonably necessary after such occurrence to remedy the effects therefrom; (v) as a result of any action taken by BNYM Clearing or its floor brokers to comply with Applicable Law; (vi) as a result of any actions taken by BNYM Clearing in connection with the exercise of the available remedies pursuant to Section 4; (vii) for any acts or omissions of those neither employed nor supervised by BNYM Clearing; (viii) for investment decisions made by Customer; (ix) for any Loss resulting from nationalization, government restrictions, exchange, regulatory or market rulings, suspension of trading, expropriation or other governmental actions, regulation of the banking, futures, commodities or securities industry, currency controls or restrictions, suspension of redemptions, market rulings, devaluations or fluctuations, or market conditions which prevent the orderly execution of securities transactions or affect the value of Property, including without limitation extreme market volatility or trading volume, (x) for any Loss or injury due to forces beyond the control of BNYM Clearing, including without limitation strikes, failure of transmission or communication facilities, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, military actions, interruptions, or the insolvency of any issuer or third party, or (vii) any action taken by BNYM Clearing, or any other third party, to comply with Applicable Laws. Except as provided in Section 5, in no event will BNYM Clearing or Customer be liable to the other for consequential, incidental, indirect, punitive or special damages.

7.	General Agreements.

The parties agree that:

(a)

BNYM Clearing’s Responsibility. BNYM Clearing is not acting as a fiduciary, commodity pool operator, commodity trading advisor, or investment adviser in respect of any Account opened by Customer. BNYM Clearing shall have no responsibility hereunder for compliance with any law or regulation governing the conduct of fiduciaries, commodity pool operators, commodity trading advisors, or investment advisers for Customer’s compliance with any law or regulations governing or affecting Customer’s trading hereunder.

(b)

Advice. All advice or market information communicated by BNYM Clearing with respect to any Account opened by Customer hereunder is incidental to the conduct of BNYM Clearing’s business as a futures commission merchant and such advice or information does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any Contract and will not serve as the primary basis for any decision by or on behalf of Customer. BNYM Clearing makes no representation as to the reliability, accuracy or completeness of such advice or any information on which it is based. BNYM Clearing shall have no discretionary authority, power or control over any decisions made by or on behalf of Customer in respect of the Account, regardless of whether Customer relies on the advice of BNYM Clearing in making any such decision. Customer acknowledges that BNYM Clearing and its managing directors, officers, employees and affiliates may take or hold positions in, or advise other customers concerning, contracts that are the subject of advice from BNYM Clearing to Customer. The positions and advice of BNYM Clearing and its managing directors, officers, employees and affiliates may be inconsistent with or contrary to positions of, and the advice given by, BNYM Clearing to Customer.

(c)

Clearing Broker. BNYM Clearing, as agent, is responsible solely for the execution, clearing and/or carrying of Contracts in each Account in accordance with the terms of this Agreement. Customer and Customer’s advisor (“Advisor”), if any, are solely responsible for all investment and trading decisions for the Account. All transactions for or on Customer’s behalf in any Account maintained for Customer shall be deemed to be included in a single Account, whether or not such transactions appear on BNYM Clearing’s records in separate Accounts, either severally or jointly with others.

(d)

Customer Trades. BNYM Clearing, for and on behalf of Customer, is authorized in its sole discretion to select floor brokers and, on exchanges where BNYM Clearing is not a clearing member, unaffiliated clearing brokers, which will act as brokers and agents in connection with transactions in Contracts for the Accounts. Absent a separate written agreement with Customer with respect to “give-up” transactions, BNYM Clearing may, in its sole discretion, but shall not be obligated to, accept from other brokers Contracts executed by such brokers that are to be given up to BNYM Clearing for clearance or carrying in any Account.

(e)	Introducing Broker.

(i)

If Customer’s Account has been introduced to BNYM Clearing by another broker, that broker is acting as Customer’s agent and that broker in this relationship is not an agent of or affiliated with BNYM Clearing simply by virtue of such introduction. Customer agrees that Customer’s broker and its employees are third-party beneficiaries of this Agreement. Unless BNYM Clearing receives from Customer prior written notice to the contrary, BNYM Clearing may accept from such other broker, without any inquiry or investigation: (a) orders for the purchase or sale of Contracts, on margin or otherwise; and (b) any other instructions concerning your Account or the Collateral (as defined below) therein.

(ii)

Customer understands and agrees that by agreement with Customer’s broker, BNYM Clearing may pay a substantial portion of the brokerage commissions charged to Customer’s Account to Customer’s broker in consideration of introducing and servicing Customer’s Account.

(iii)

Customer further understands and agrees that BNYM Clearing generally will not inquire into the circumstances surrounding any transaction for Customer’s Account. BNYM Clearing is not responsible for any acts or omissions of any independent introducing broker, including, but not limited to, sales practices, trading practices, or recommendations. Customer agrees to look solely to Customer’s independent introducing broker for redress of any loss or damage arising out of circumstances other than BNYM Clearing’s own gross negligence or willful misconduct in the execution, clearance, or bookkeeping of transactions for Customer’s Account.

(f)

Foreign Markets. If Customer has been approved by BNYM Clearing for the transmission of orders directly to affiliates of BNYM Clearing located outside the United States, for execution and clearance on non-U.S. exchanges, Customer acknowledges and agrees that (i) it will transmit orders directly to such affiliates identified by BNYM Clearing only in accordance with any conditions or instructions furnished by BNYM Clearing and solely for Customer’s own Account, (ii) any orders transmitted by Customer to an affiliate of BNYM Clearing will be executed and cleared through omnibus Accounts maintained by the appropriate affiliate in the name of BNYM Clearing and not for an Account of Customer with the affiliate, and (iii) notwithstanding its transmission of orders to an affiliate, Customer will continue to be a customer of BNYM Clearing and will not be a customer of the affiliate.

(g)

Reliance on Instructions. BNYM Clearing shall be entitled to rely on any instruction, notice or communication that it reasonably believes to have originated from Customer or Customer’s duly authorized agent (including Customer’s Advisor, if any) and Customer shall be bound thereby. Customer hereby waives any defense that any such instruction, notice or communication was not in writing as may be required by the Statute of Frauds or any other law, rule or regulation.

(h)

Recording. BNYM Clearing and Customer each agree that either party may record, on tape or otherwise, any telephone conversation between BNYM Clearing and Customer and their respective officers, agents and employees. BNYM Clearing and Customer each consent to the use of such recordings as evidence by either party in any action or proceeding arising out of this Agreement.

(i)	Acceptance of Orders; Position Limits.

(i)

BNYM Clearing shall have the right, whenever in its reasonable discretion it deems such action necessary or desirable and upon reasonable notice to Customer, to limit the size of open positions (net or gross) of Customer with respect to the Account and to refuse to accept any orders to establish new positions, whether such refusal, reduction or limitation is required by, or based on position limits imposed under, Applicable Law. BNYM Clearing shall promptly notify Customer if it has limited or has refused to accept any order. Unless specified by Customer, BNYM Clearing may designate the exchange or other market on which it will attempt to execute orders, and

	(ii)	Customer shall comply with all position limit rules and shall file or cause to be filed all applications or reports required under Applicable Law with the CFTC or the relevant exchange or market or clearing house, and shall promptly provide BNYM Clearing with a copy of such applications or reports and such other information as BNYM Clearing may reasonably request in connection therewith.

(j)

Original and Variation Margin; Premiums; Other Contract Obligations. Customer shall make, or cause to be made, all applicable original margin, variation margin, intra-day margin, additional margin and premium payments (“Margin”), and perform all other obligations attendant to transactions or positions in Contracts, as may be required by Applicable Law or BNYM Clearing, upon written notice and in BNYM Clearing’s sole reasonable discretion. Customer acknowledges that BNYM Clearing has no obligation to establish uniform margin requirements. Requests for Margin deposits and/or premium payments may, at BNYM Clearing’s election, be communicated to Customer orally, telephonically, or in writing. Customer Margin deposits and/or premium payments shall be made by wire transfer to BNYM Clearing’s customer segregated Account and shall be in U.S. dollars unless BNYM Clearing specifically agrees otherwise

(k)

Security Interest and Rights Respecting Collateral. Except to the extent proscribed by Applicable Law not subject to waiver, all Contracts, cash, securities, and/or any other property of Customer (either individually or jointly held with others) whatsoever (collectively, with all proceeds thereof, the “Collateral”) at any time held by BNYM Clearing or its affiliates, or carried by others for the Account, hereby are pledged to BNYM Clearing and shall be subject to a general lien and security interest in BNYM Clearing’s favor to secure any indebtedness or other amounts, obligations and/or liabilities at any time owing from Customer to BNYM Clearing (collectively, the “Customer’s Liabilities”). To the extent permitted by the Commodity Exchange Act and CFTC regulations regarding segregation, investment and pledging of Customer assets, Customer hereby grants BNYM Clearing the right to borrow, pledge, repledge, hypothecate, rehypothecate, loan or invest any of the Collateral, including utilizing the Collateral to purchase United States Government Treasury obligations pursuant to repurchase agreements or reverse repurchase agreements with any party, in each case without notice to Customer, and without any obligation to pay or to Account to Customer for any interest, income or benefit that may be derived therefrom. BNYM Clearing shall be under no obligation to deliver the same property deposited with BNYM Clearing or received by BNYM Clearing for the Account of Customer, but may deliver other property of like or equivalent kind or amount.

(l)

Reports and Objections. All oral and written reports relating to the Account, including but not limited to confirmations, purchase and sale notices, correction notices and Account statements (collectively, “Statements”) shall be submitted to Customer and shall be conclusive and binding on Customer unless Customer notifies BNYM Clearing of any objection thereto (i) in the case of any oral communication, within one hour of the time such report is given to Customer or its representative, and (ii) prior to the opening of trading on the exchange or market on which such transaction occurred on the business day following the day on which Customer receives such Statement; provided, that with respect to monthly Statements, Customer may notify BNYM Clearing of any objection thereto within five (5) business days after receipt of such monthly Statement, provided the objection could not have been raised at the time any prior Statement or oral communication was received by Customer as provided for above. Any such notice of objection, if given orally to BNYM Clearing, shall immediately (and not later than within one business day) be confirmed in writing by Customer.

(m)	Delivery and Option Exercise Instructions and Procedures.

(i)

BNYM Clearing shall liquidate any Contract for which an offsetting order is entered by Customer, unless Customer instructs BNYM Clearing not to liquidate such Contract and to maintain the offsetting Contracts as open positions, provided, that BNYM Clearing shall not be obligated to comply with any such instructions given by Customer if Customer fails to provide BNYM Clearing with any representations, documentation or information reasonably requested by BNYM Clearing or if, in BNYM Clearing’s reasonable judgment, failure to offset such Contracts against each other would result in a violation of Applicable Laws.

(ii)

Unless Customer shall have delivered to BNYM Clearing sufficient funds and/or the necessary documents to make or take delivery, Customer shall, with respect to open positions in futures contracts, give BNYM Clearing liquidating instructions at least five (5) business days prior to the first notice day, in the case of long positions, and at least five (5) business days prior to the last trading day, in the case of short positions.

(iii)

With respect to long option positions, Customer shall give BNYM Clearing instructions to exercise, and shall deposit sufficient funds and/or the necessary documents for such exercise, on the day Customer intends to exercise; provided, however, that, with respect to options on futures contracts, such instructions must be given prior to the close of the market in the underlying futures contract and in no event less than one business day before the last trading day in any option.

(iv)

Customer acknowledges that certain option contracts sold by Customer are subject to exercise at any time and that rules of the relevant exchange or clearinghouse may provide for the automatic exercise of options that are in-the-money at the time of expiration. Exercise notices received by BNYM Clearing from the applicable exchange or clearinghouse with respect to any option contract sold by BNYM Clearing’s customers will be allocated among such customers (including Customer) pursuant to a nonpreferential allocation procedure and Customer shall be bound by any allocation made to it pursuant to such procedure. Such notices may be allocated to Customer after the close of trading on the day on which such notices have been allocated to BNYM Clearing by the applicable exchange or clearinghouse. BNYM Clearing shall use reasonable efforts to contact Customer promptly upon its allocation of an exercise notice to Customer.

(v)

Subject to the foregoing, BNYM Clearing shall have no responsibility for any action that it takes or fails to take with respect to any option contract (including, without limitation, any responsibility to exercise any option contract purchased by Customer unless and until BNYM Clearing receives acceptable and timely instructions from Customer indicating the action to be taken). If Customer does not either give instructions or deliver the required funds and/or documents to BNYM Clearing as required herein, BNYM Clearing may, after using reasonable efforts to provide notice to Customer, either exercise, abandon or liquidate Customer’s positions or take or make delivery on behalf of Customer in any commercially reasonable manner.

(n)

Financial and Other Information. Customer shall provide to BNYM Clearing such financial information regarding Customer as BNYM Clearing may from time to time reasonably request to determine Customer’s financial condition and Customer’s ability to perform its obligations under this Agreement or in connection with any Contracts executed by BNYM Clearing on Customer’s behalf. Customer shall notify BNYM Clearing promptly if the financial condition of Customer changes materially and adversely from that shown in the most recent financial information theretofore provided to BNYM Clearing. Customer authorizes BNYM Clearing to contact such banks, financial institutions and credit agencies as BNYM Clearing shall deem appropriate from time to time to verify information regarding Customer that may be provided by Customer from time to time. Customer further authorizes BNYM Clearing to conduct, or cause to be conducted, an investigation into Customer’s background, including but not limited to, credit, regulatory and legal matters, and authorizes BNYM Clearing to retain a consumer reporting agency for such purpose.

(o)

Currency Exchange Risk. In the event that Customer directs BNYM Clearing to enter into any Contract or transaction in a foreign currency or BNYM Clearing permits Customer to deposit foreign currency in satisfaction of any of Customer’s margin, settlement or premium obligations in respect of any Contract, any profit or loss arising as a result of a fluctuation in the exchange rate affecting such currency will be entirely for the Account and risk of Customer. Absent specific written instruction from Customer, BNYM Clearing shall, when such Contract or transaction is terminated, credit the Account of Customer in such foreign currency or in U.S. dollars at a rate of exchange based upon then prevailing money markets rates of exchange for such foreign currency.

(p)

Cross Trade Consent. The undersigned Customer hereby agrees that BNYM Clearing, its managing directors, officers, employees, affiliates, agents and, floor brokers, where acting on BNYM Clearing’s behalf, in any transaction for the undersigned Account may take the other side of the transaction, subject to the transaction being executed in accordance with the regulations of the applicable exchange and regulations of the CFTC.

(q)

Communications. BNYM Clearing may communicate with Customer by email from time to time. By executing this Agreement, Customer agrees to receive Statements and other communications containing customer information by e-mail. If Customer does not wish to receive Statements and other communications by email, Customer must notify BNYM Clearing in writing. Customer acknowledges that e-mail messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, interfered with, or deleted without the knowledge of the sender or the intended recipient. BNYM Clearing makes no warranties in relation to these matters. BNYM Clearing reserves the right to intercept, monitor and retain e-mail messages to and from its systems as permitted by Applicable Law.

(r)

Electronic Services. Customer acknowledges that it may access BNYM Clearing by any means, including, but not limited to, use of the Internet, computer-to-computer interface, or otherwise (collectively “Electronic Services”). Customer’s use of Electronic Services shall be governed by the Electronic Services Access Terms in the accompanying Risk Disclosure package. In addition to all other provisions of the provisions of this Agreement and the attached Electronic Services Access Terms Customer acknowledges that access to Electronic Services may be limited or unavailable during periods of peak demand, market volatility, system upgrades, maintenance or for other reasons. If Electronic Services are unavailable for any reason, Customer will use alternative means to contact BNYM Clearing. BNYM Clearing will have no liability whatever for any disruption or delay in Electronic Services (as further described in Section 6); and Customer shall be responsible for administration of its use of Electronic Services including, but not limited to, record keeping, data file backups and maintenance of software and equipment.

8.	CFTC Regulations.

I. Customer acknowledges that CFTC Regulation 1.35(a-2)(2) requires Customer to create, retain and produce upon the request of the CFTC, the United States Department of Justice and the applicable Transaction Facility, documentation of cash transactions underlying EFP, EFS, EFR or EFO transactions and, if Customer effects any such exchange of futures, Customer will comply with Regulation 1.35(a-2)(2).

9.	Termination.

This Agreement may be terminated at any time by Customer or BNYM Clearing by written notice to the other. Termination shall not affect any transaction entered into prior to receipt of such notice and shall not relieve either party of any obligations in connection with any debt or credit balance or other liability or obligation incurred prior to such receipt. In the event of such notice, Customer shall either close out open positions in the Account or arrange for such open positions to be transferred to another futures commission merchant within five (5) business days after delivery of such notice to Customer. Upon satisfaction by Customer of all of Customer’s liabilities, BNYM Clearing shall transfer to another futures commission merchant all Contracts, if any, then held for the Account, and shall transfer to Customer or to another futures commission merchant, as Customer may instruct, all cash, securities and other property held in the Account, whereupon this Agreement shall terminate.

10.	Miscellaneous.

(a)

Severability. If any provision of this Agreement is, or at any time becomes, inconsistent with any present or future law, rule or regulation of any exchange or other market, sovereign government or regulatory body thereof, and if any of these authorities have jurisdiction over the subject matter of this Agreement, the inconsistent provision shall be deemed superseded or modified to conform with such law, rule or regulation but in all other respects, this Agreement shall continue and remain in full force and effect.

(b)

Successors and Assigns. This Agreement shall be binding upon the parties and their successors and permitted assigns. Neither party hereto may assign its rights or obligations hereunder without the prior written consent of the other party; provided, however, that BNYM Clearing may assign its rights and obligations hereunder to any of its affiliates. Any such assignment in violation of this paragraph shall be void.

(c)

Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any prior agreements between the parties as to the subject matter hereof. No provision of this Agreement shall in any respect be waived, altered, modified, or amended unless such waiver, alteration, modification or amendment is in writing and signed by Customer and a duly authorized officer of BNYM Clearing. In executing this Agreement, Customer has not relied on any statements or representations that are not expressly contained herein.

(d)

Currency Denomination. Unless another currency is designated in the confirmations reporting transactions entered into by Customer, all Margin deposits in connection with such transactions, and a debit or credit in the Account, shall be stated in United States dollars.

(e)

Instructions, Notices or Communications. Except as specifically otherwise provided in this Agreement, all instructions, notices or other communications may be oral or written. All oral instructions, unless custom and usage of trade dictate otherwise, shall be promptly confirmed in writing. All written instructions, notices or other communications shall be addressed as follows:

	(i)	if to BNYM Clearing:
BNY MELLON CLEARING, LLC
Attention: Sanjay Kannambadi
One Wall Street
New York, New York

	(ii)	if to Customer: at the address as indicated on the Futures Account Application.

(f)

No Waiver. No failure on the part of BNYM Clearing or Customer to exercise, and no delay in exercising, any of their respective contractual rights will operate as a waiver thereof, nor will any single or partial exercise by BNYM Clearing or Customer of any such right preclude any other or future exercise thereof or the exercise of any other partial right.

(g)

Governing Law. THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES SHALL BE EXCLUSIVELY GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ANY CONFLICTS OR CHOICE OF LAW, RULE OR PRINCIPLE THAT MIGHT OTHERWISE REFER CONSTRUCTION OR INTERPRETAITON OF THESE PROVISIONS TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION.

(h)

Consent to Jurisdiction. ANY LEGAL ACTION, SUIT OR PROCEEDING BETWEEN BNYM CLEARING AND CUSTOMER RELATING TO THIS AGREEMENT OR TRANSACTIONS HEREUNDER SHALL TAKE PLACE IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. CUSTOMER CONSENTS TO THE SERVICE OF PROCESS BY THE MAILING TO CUSTOMER OF COPIES OF SUCH COURT FILING BY CERTIFIED MAIL TO THE ADDRESS OF CUSTOMER AS IT APPEARS ON THE BOOKS AND RECORDS OF BNYM CLEARING, SUCH SERVICE TO BE EFFECTIVE TEN DAYS AFTER MAILING. CUSTOMER AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT MAY BE BROUGHT IN SUCH COURTS; AND WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY SUCH ACTION, SUIT OR PROCEEDING (I) THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS, (III) THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, OR (IV) THAT THE VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING IS INCONVENIENT OR IMPROPER. FINAL JUDGMENT AGAINST CUSTOMER IN ANY ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT, A CERTIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF INDEBTEDNESS ARISING FROM SUCH JUDGMENT. CUSTOMER HEREBY WAIVES IRREVOCABLY ANY IMMUNITY TO WHICH IT MIGHT OTHERWISE BE ENTITLED IN ANY ACTION AT LAW, SUIT IN EQUITY OR ANY OTHER PROCEEDING ARISING OUT OF OR BASED ON THIS AGREEMENT OR ANY TRANSACTION IN CONNECTION HEREWITH.

(i)

Waiver of Jury Trial and Punitive Damages. Customer hereby waives a trial by jury in any action arising out of or relating to this Agreement or any transaction in connection therewith. Furthermore, no party to this Agreement will attempt to obtain an award of punitive damages against the other.

(j)

Use of Name. Customer agrees not to use BNYM Clearing’s name for any purpose without BNYM Clearing’s prior written consent, including, but not limited to, in any advertisement, publication or offering material; provided, however, that BNYM Clearing consents to Customer’s stating in its offering documents that BNYM Clearing is its FCM so long as such statement is factually accurate at the time the statement is made. Customer acknowledges that BNYM Clearing has no responsibility for the preparation and accuracy of such offering documents.

(k)	Customer Acknowledgments.

	(i)	CUSTOMER HEREBY ACKNOWLEDGES THAT IT HAS RECEIVED AND UNDERSTANDS THE FOLLOWING DISCLOSURE STATEMENTS PRESCRIBED BY THE CFTC/NFA AND FURNISHED HEREWITH

_____	Risk Disclosure Statement (CFTC Rule 1.55 & Rule 190.10(c) & NFA
(Please initial)	Compliance Rule 2-30)

(ii)

If Customer has indicated on the Futures Account Application that orders placed for the Account represent bona fide hedging transactions, please complete the following. CFTC Regulation 190.06 permits you to specify whether, in the unlikely event of BNYM Clearing’s bankruptcy, you prefer the bankruptcy trustee to liquidate or transfer to another futures commission merchant all positions in the Account. Accordingly, Customer hereby elects as follows: (check one)

☐	Liquidation

☐	Transfer to another futures commission merchant

If neither alternative is checked, Customer will be deemed to have elected to have all positions liquidated. This election may be changed at any time by written notice.

IN WITNESS WHEREOF, Customer has executed this Agreement on the date indicated below.

(Name of Customer – Please Print)

(Signature)	(Date)

(Name & Title – Please Print)